    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 6, 1999

                                                        Registration No. 2-95271
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------




                               CENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                         (State or other jurisdiction of
                         incorporation or organization)

                                   75-0778259
                                (I.R.S. Employer
                               Identification No.)


                               2728 NORTH HARWOOD
                               DALLAS, TEXAS 75201
          (Address of principal executive offices, including zip code)



                              --------------------


                      CENTEX CORPORATION STOCK OPTION PLAN
                            (Full title of the plan)



                                RAYMOND G. SMERGE
  EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER, GENERAL COUNSEL AND SECRETARY

                               2728 NORTH HARWOOD
                               DALLAS, TEXAS 75201
                     (Name and address of agent for service)

                                 (214) 981-5000
          (Telephone number, including area code, of agent for service)


================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

            DEREGISTRATION OF 130,396 UNISSUED SHARES OF COMMON STOCK
                 SUBJECT TO CENTEX CORPORATION STOCK OPTION PLAN


         Pursuant to its Registration Statement on Form S-8 (No. 2-95271) (the "Registration Statement") Centex Corporation, a Nevada corporation (the "Company"), registered 10,000,000 shares of its common stock ("Common Stock") (after giving effect to all stock splits through the date hereof) for issuance under the Centex Corporation Stock Option Plan. Upon termination of the Centex Corporation Stock Option Plan in accordance with its terms, 130,396 of the registered shares of Common Stock remain unissued.

         The Company hereby removes from registration such 130,396 shares of Common Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 6th day of December, 1999.

                                           CENTEX CORPORATION


                                             By: /s/ DAVID W. QUINN
                                                --------------------------------
                                                          David W. Quinn
                                                    Vice Chairman of the Board
                                                    and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                       Title
               ---------                                       -----
 /s/ LAURENCE E. HIRSCH                            Chairman of the Board, Chief                       December 6, 1999
------------------------------------------------   Executive Officer and Director
               Laurence E. Hirsch                  (Principal Executive Officer)


 /s/ DAVID W. QUINN                                Vice Chairman of the Board, Chief                  December 6, 1999
------------------------------------------------   Financial Officer and  Director
                 David W. Quinn                    (Principal Financial Officer)


 /s/ JOHN S. WORTH, SR.                            Vice President and Controller                      December 6, 1999
------------------------------------------------   (Principal Accounting Officer)
               John S. Worth, Sr.

                                                   Majority of the Board of Directors:                December 6, 1999
By:  /s/ LAURENCE E. HIRSCH                        Barbara T. Alexander, Dan W. Cook
   ---------------------------------------------   III, Juan L. Elek, Clint W. Murchison,
               Laurence E. Hirsch                  III, Charles H. Pistor, Paul R. Seegers
      Individually and as Attorney in Fact*        and Paul T. Stoffel

--------------

*Pursuant to authority granted by powers of attorney, copies of which are filed herewith

                                INDEX TO EXHIBITS


                                                                                                    FILED HEREWITH
        EXHIBIT                                                                                    OR INCORPORATED
        NUMBER                                         EXHIBIT                                       BY REFERENCE
        -------                                        -------                                     ---------------
          24                                     Powers of Attorney                                Filed herewith.